UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2005

                             Hesperia Holding, Inc.
             (Exact name of registrant as specified in its charter)



          Nevada                       000-30085               88-04553327
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                   9780 E. Avenue, Hesperia, California 92345
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (760) 244-8787

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On February 8, 2005, Hesperia Holding, Inc. (the "Company") through one of its operating subsidiaries, Hesperia Truss Inc, became a licensed vendor of The Home Depot Inc. Pursuant to this agreement, the Company became a supplier of custom-order trusses for 123 Home Depot stores in Southern California and Nevada. The 123 Home Depots will now offer custom-built trusses to customers and contractors as part of the services and products they provide. When a customer or contractor places an order for custom-built trusses through Home Depot, the Home Depot will place the order with the Company, who will bill and be paid directly by the Home Depot. The agreement does not provide for a minimum order guarantee, but for trusses on an as-needed basis.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Hesperia Holding, Inc.


Date: March 7, 2005                             /s/ DONALD M. SHIMP
                                                --------------------------
                                                Donald M. Shimp
                                                Chief Executive Officer